MARK N. SCHNEIDER
                     A PROFESSIONAL CORPORATION
                    265 EAST 100 SOUTH, SUITE 250    TELEPHONE: (801) 359-1984
ATTORNEY AT LAW      SALT LAKE CITY, UTAH  84111     FACSIMILE: (801) 359-1988



                          August  1,  2000



Board of Directors
Mobile Design Concepts, Inc.
6500 South 400 West, Suite C
Salt Lake City, Utah  84107

     Re:  Mobile Design Concepts, Inc.
          Registration Statement on Form SB-2

Gentlemen:

     This firm has been retained by Mobile Design Concepts, Inc. (the "Company"), in connection with the registration statement on Form SB-2 to be filed by the Company with the Securities and Exchange Commission relating to the sale of up to 500,000 shares of common stock (the "Registration Statement"). You have requested that I render my opinion as to whether the shares of common stock, par value $0.001 per share (the "Stock"), proposed to be issued on the terms set forth in the Registration Statement will be validly issued, fully paid, and nonassessable.

     In connection with this engagement, I have examined the following:

     (1)     the articles of incorporation of the Company;

     (2)     the bylaws of the Company;

     (3)     the Registration Statement; and

     (4)     resolutions of the Company's board of directors.

     I have also examined such other corporate records and documents as I deemed necessary under the circumstances.

     Based upon the above examination, I am of the opinion that the Stock, when issued and sold in the manner referred to in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be duly authorized, validly issued, fully paid and nonassessable.

     This firm consents to the use of this opinion as an exhibit to the Registration Statement and further consents to the use of the name of this firm wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendments thereto.

                                                   Sincerely,

                                                   /s/  Mark  N.  Schneider

                                                   MARK  N.  SCHNEIDER
                                                   A Professional Corporation